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Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-102760 and 333-102760-01

SUPPLEMENT DATED DECEMBER 4, 2003 TO PROSPECTUS SUPPLEMENT DATED
SEPTEMBER 24, 2003 TO PROSPECTUS DATED MARCH 17, 2003

$200,000,000
GMAC ELF Student Loan Asset-Backed Notes
Series 2003-2

        Certain information in the Prospectus Supplement, dated September 24, 2003 (the "Prospectus Supplement") is being updated by this Supplement dated December 4, 2003 to Prospectus Supplement dated September 24, 2003 (this "Supplement"). This Supplement is to be read in conjunction with the Prospectus Supplement and is subject to the same limitations and qualifications as set forth therein. Capitalized terms not otherwise defined in this Supplement are as defined in the Prospectus Supplement. The information on Page S-13 of the Prospectus Supplement under the heading "Recent Developments" is updated as follows:

          On December 2, 2003, General Motors Acceptance Corporation ("GMAC") announced that, having completed the evaluation process of strategic options and funding alternatives referred to in a Form 8-K filed by GMAC on March 7, 2003, it had determined to retain ownership of GMAC Commercial Holding Corp., the direct parent of GMAC Commercial Holding Capital Corp. and the indirect parent of GMAC ELF LLC. Certain additional information with respect to the matter described in this paragraph is set forth in a Form 8-K filed by GMAC on December 3, 2003, to which you should refer.

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$200,000,000 GMAC ELF Student Loan Asset-Backed Notes Series 2003-2